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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 14, 1996 (except for Note 20, as to which the date is March 14, 1996) accompanying the consolidated financial statements of Equity Residential Properties Trust as of December 31, 1995 and for each of the two years in the period then ended. We consent to the incorporation by reference of the above report in the Registration Statement of Equity Residential Properties Trust on Form S-3, and to the use of our name as it appears under the caption "Experts."


                                        GRANT THORNTON LLP

Chicago, Illinois
May 14, 1997